Dryden Index Series Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102



       								November 29, 2007


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn: Filer Support Unit


      Re: Dryden Index Series Fund
      File No. 811-6677


Ladies and Gentlemen:

       Enclosed please find the Annual Report on Form N-
SAR for the above named Fund for the six-month period ended
September 30, 2007. The Form N-SAR was filed using the
EDGAR system.



                                              Very truly yours,


                                              /s/ Jonathan D. Shain
                                                Jonathan D. Shain
                                                Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of November 29th 2007.


Dryden Index Series Fund





Witness:  /s/ Robert A. Hymas II				By:  /s/ Jonathan D. Shain
	Robert A. Hymas II				Jonathan D. Shain
       						Assistant Secretary





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